Exhibit 99.1

From:	EnviroStar, Inc.

290 NE 68 Street

Miami, FL 33138

Henry M. Nahmad (305) 754-8676

Michael Steiner (305) 754-8676

EnviroStar Reports Record Second Quarter Results

Miami, FL – February 14, 2018 – EnviroStar, Inc. (NYSE American: EVI) reported record results for the three and six months ended December 31, 2017. Revenue for the three and six months periods increased 8% and 46%, respectively, while gross margins improved from 21% to 23% for both periods as a result of equipment sales mix and a growing base of installation and maintenance revenues. For the second quarter, Net Income increased 14% to a record $1.5 million and Adjusted EBITDA increased 19% to a record $3.0 million or 8.2%, and for the six month period, Net Income increased 23% to a record $2.1 million and Adjusted EBITDA increased 48% to a record $4.5 million or 7.2%.

Second Quarter Results

▪	Revenue increased 8% to a record $36.1 million
▪	Gross Margins increased from 21% to 23%
▪	Operating Income remained at $2.2 million
▪	Net Income increased 14% to a record $1.5 million
▪	Adjusted EBITDA increased 19% to a record $3.0 million or 8.2% of Revenue

Six Month Results

▪	Revenue increased 46% to a record $62.4 million
▪	Gross Margins increased from 21% to 23%
▪	Operating Income increased 12% to a record $3.2 million
▪	Net Income increased 23% to a record $2.1 million
▪	Adjusted EBITDA increased 48% to $4.5 million or 7.2% of Revenue

During the quarter ended December 31, 2017, EVI continued to execute on its buy-and-build growth strategy by completing the acquisition of Tri-State Technical Services, Inc. on October 31, 2017. Additionally, on December 12, 2017, the Board of Directors approved a special cash dividend on EVI’s Common Stock of $.12 per share.

Subsequently, EVI completed the acquisition of AAdvantage Laundry Systems, Inc. and Sky-Rent LP (collectively “AAdvantage”) on February 9, 2018. The additions of Tri-State and AAdvantage are consistent with EVI’s stated goal to build a national distribution presence and the industry’s only contiguous installation and service network from which to best serve industrial, commercial, and vended laundry customers. Further, the addition of Sky-Rent provides EVI a portfolio of commercial laundry rental and lease agreements and a proven rental and lease program for the commercial laundry industry, which EVI intends to expand to its other business units.

Henry M. Nahmad, EVI’s Chairman and CEO, stated: “EVI delivered another record quarter with strong sales in the industrial, commercial, and vended segments of the laundry industry. Our Company experienced positive sales momentum evidenced by a growing backlog of customer orders, which are expected to be filled during fiscal 2018 and beyond. While we focus on building our existing businesses, EVI is aggressively pursuing acquisition opportunities that meet our financial and strategic criteria.”

Mr. Nahmad added: “We were pleased to reward our stockholders with the special cash dividend, reflecting our continued confidence in the Company’s ability to generate strong cash flow while investing in our long-term buy-and-build growth strategy.”

It is important to note that the timing of revenue recognition related to the sale and installation of commercial, industrial, and vended laundry products is occasionally impacted by delays related to installation schedules.

Use of Non-GAAP Financial Information

In this release, EVI discloses the non-GAAP financial measure of Adjusted EBITDA, which EVI defines as earnings before interest, taxes, depreciation, amortization, and amortization of share-based compensation. Adjusted EBITDA is determined by adding interest expense, income taxes, depreciation, amortization, and amortization of share-based compensation to net income, as shown in the attached Condensed Consolidated Statement of Adjusted EBITDA (Earnings before Interest, Taxes, Depreciation, Amortization, and Amortization of Share-based Compensation). EVI considers Adjusted EBITDA to be an important indicator of its operating performance. Adjusted EBITDA is also used by companies, lenders, investors and others because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings, and the tax positions of companies can vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. Adjusted EBITDA should not be considered as an alternative to net income or any other measure of financial performance or liquidity, including cash flow, derived in accordance with GAAP, or to any other method of analyzing EVI’s results as reported under GAAP. In addition, EVI’s definition of Adjusted EBITDA may not be comparable to definitions of Adjusted EBITDA or other similarly titled measures used by other companies.

About EnviroStar

EnviroStar, Inc., through its wholly-owned subsidiaries, distributes commercial, industrial and vended laundry and dry cleaning equipment and steam and hot water boilers manufactured by others, supplies related replacement parts and accessories, provides installation and maintenance services to its customers, and designs and plans turn-key laundry, dry cleaning and boiler systems for its customers, which include institutional, retail, industrial and commercial customers

Safe Harbor Statement

Except for the historical matters contained herein, statements in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to a number of known and unknown risks and uncertainties that may cause actual results, trends, performance or achievements of EVI, or industry trends and results, to differ from the future results, trends, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, among others, the risks related to EVI’s business, results, financial condition and prospects, risks associated with the EVI’s buy-and-build growth strategy, including that EVI may not be successful in identifying or consummating acquisitions or other strategic opportunities when anticipated or at all, that the potential benefits of acquisitions, including the acquisitions of Tri-State and AAdvantage, may not be realized to the extent anticipated or at all, integration risks, risks related to indebtedness incurred in connection with acquisitions, dilution experienced by EVI’s stockholders as a result of shares issued in connection with acquisitions and the financing of acquisitions, and risks related to the business, operations and prospects of acquired businesses, risks related to EVI’s backlog and the fulfillment of orders, and other economic, competitive, governmental, technological and other risks and factors, including those discussed in EVI’s filings with the Securities and Exchange Commission, including, without limitation, EVI’s Annual Report on Form 10-K for the fiscal year ended June 30, 2017. Many of these risks and factors are beyond EVI’s control. In addition, dividends are subject to declaration by EVI’s Board of Directors based on factors deemed relevant by it from time to time, may be restricted by the terms of EVI’s indebtedness, and may not be paid in the future, whether with the frequency or in the amounts previously paid or at all. Further, past performance and perceived trends may not be indicative of future results. EVI cautions that the foregoing factors are not exclusive. The reader should not place undue reliance on any forward-looking statement, which speaks only as of the date made. EVI does not undertake to, and specifically disclaims any obligation to, update or supplement any forward-looking statement, whether as a result of changes in circumstances, new information, subsequent events or otherwise, except as may be required by law.

EnviroStar, Inc.

Condensed Consolidated Income Statement (in thousands)

	6-Months Ended	6-Months Ended	3-Months Ended	3-Months Ended
	12/31/17	12/31/16	12/31/17	12/31/16

Revenues	$62,408	$42,870	$36,135	$33,398
Cost of Sales	48,190	33,872	27,904	26,330
Gross Profit	14,218	9,088	8,231	7,068
SG&A	11,027	6,247	6,023	4,792
Operating Income	3,191	2,841	2,208	2,276
Interest Expense, net	183	50	117	50
Income before Income Taxes	3,008	2,791	2,091	2,226
Provision for Income Taxes	935	1,111	581	897
Net Income	2,073	1,680	1,510	1,329

Net Income per Share
Basic	$0.18	$0.19	$0.13	$0.13
Diluted	$0.18	$0.19	$0.13	$0.13

Weighted Average Shares Outstanding
Basic	10,585	8,538	10,702	10,043
Diluted	10,962	8,538	11,074	10,043

The table below reconciles net income, the most comparable GAAP financial measure, to Adjusted EBITDA.

EnviroStar, Inc.

Condensed Consolidated Adjusted EBITDA (in thousands)

Earnings before Interest, Taxes, Depreciation, Amortization, and Amortization of Share-Based Compensation

	6-Months Ended	6-Months Ended	3-Months Ended	3-Months Ended
	12/31/17	12/31/16	12/31/17	12/31/16

Net Income	$2,073	$1,680	$1,510	$1,329
Interest Expense	183	50	117	50
Provision for Income Taxes	935	1,111	581	897
Depreciation and Amortization	547	158	330	158
Amortization of Share-Based Compensation	773	46	416	46
Adjusted EBITDA	4,511	3,045	2,954	2,480
Adjusted EBITDA %	7.2%	7.1%	8.2%	7.4%